Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated November 1, 2020, with respect to the financial statements of TrueBridge Capital Partners, LLC, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

October 12, 2021